UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 15, 2024
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)
(415) 657-5500
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Cutera, Inc. (the “Company”) was held on July 15, 2024, virtually at www.virtualshareholdermeeting.com/CUTR2024. As of May 23, 2024, the record date of the Annual Meeting, 20,097,827 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. Present at the Annual Meeting in person or by proxy were holders of 13,187,474 shares, or 65.6%, of the Company’s common stock, constituting a quorum for the transaction of business. The proposals voted upon at the meeting and the vote with respect to each such matter are as set forth below:
Proposal 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes*
Kevin J. Cameron	6,841,399	630,703	15,502	5,699,870
Taylor C. Harris	7,368,994	104,436	14,174	5,699,870
Keith J. Sullivan	6,809,774	659,837	17,993	5,699,870
Nicholas S. Lewin	7,234,242	235,058	18,304	5,699,870
Jeryl L. Hilleman	6,532,213	937,796	17,595	5,699,870
*Broker non-votes did not affect the outcome of this proposal.
Based on the votes set forth above, each director nominee was duly elected to serve until the 2025 Annual Meeting of Stockholders or until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Proposal 2: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
12,861,717	298,989	26,768
Based on the votes set forth above, the stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3: To conduct an advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain*	Broker Non-Votes*
7,077,431	383,913	26,260	5,699,870
*Broker non-votes and abstentions did not affect the outcome of this proposal.
The stockholders approved the compensation of the Company’s named executive officers on an advisory vote.

Proposal 4: To approve the amendment and restatement of the Company’s 2019 Equity Incentive Plan to increase the total number of shares of common stock available for issuance under the 2019 Equity Incentive Plan by 2,395,275 shares and make certain other changes.

For	Against	Abstain	Broker Non-Votes*
4,205,873	3,268,574	13,157	5,699,870
*Broker non-votes did not affect the outcome of this proposal.
Based on the votes set forth above, the stockholders approved the amendment and restatement of the Company’s 2019 Equity Incentive Plan to increase the total shares available for issuance under the 2019 Equity Incentive Plan by 2,395,275 shares

Proposal 5: To approve the amendment of outstanding stock options to reduce the exercise price per share to the closing price on the date of the Annual Meeting.

For	Against	Abstain	Broker Non-Votes*
3,809,907	3,666,112	11,585	5,699,870
*Broker non-votes did not affect the outcome of this proposal.
Based on the votes set forth above, the stockholders approved the repricing of outstanding stock options to reduce the exercise price per share to the closing price on the date of the Annual Meeting.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Cutera, Inc. 2019 Equity Incentive Plan.
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: July 18, 2024	/s/ Stuart Drummond
Stuart Drummond
Interim Chief Financial Officer

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